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                                                                   EXHIBIT 10.85

                                 SETTLEMENT NOTE

$2,189,795.00                                                     March 29, 2002
                                                         Los Angeles, California

        FOR VALUE RECEIVED, the receipt and sufficiency of which is acknowledged, Sally M. Pollet ("Maker"), hereby promises to pay to STAAR Surgical Company, or order ("Holder"), at the address designated on the signature page of this Note, or at such other place as Holder may designate by written notice to Maker, the principal sum herein below described ("Principal Amount"), together with interest thereon, in the manner and at the times provided and subject to the terms and conditions described herein.

        1.      PRINCIPAL AMOUNT.

                The Principal Amount means the sum of $2,189,795.00.

        2.      INTEREST.

                Interest on the Principal Amount from time-to-time remaining unpaid shall accrue from the date of this Note at the rate of five percent (5%) per annum, compounded annually. Interest shall be computed on the basis of a three hundred sixty (360) day year and a thirty (30) day month. If, at anytime during the term of this Note, the closing bid price for the common stock of STAAR Surgical Company ("STAAR") on the NASDAQ (or on whichever other public stock exchange STAAR common stock is trading at the time) is $8.00 or higher for a period of twenty (20) consecutive trading days, or if STAAR common stock permanently ceases to trade on any public stock exchange (i.e., is de-listed), then interest shall thereafter accrue on this Note at the rate of nine and three-quarters percent (9.75%) per annum, compounded annually.

        3.      PAYMENT OF PRINCIPAL AND INTEREST.

                Subject to paragraph 8, below, Maker shall pay the Principal Amount and all accrued and unpaid interest on the Principal Amount and all other indebtedness due under this Note either: (a) four (4) years from the date of this Note, on March 29, 2006; or (b) the first date after the date of the execution of this Promissory Note on which the closing bid price for STAAR common stock on the NASDAQ (or on whichever other public stock exchange STAAR common stock is trading at the time) is, and has been for twenty (20) consecutive trading days, $10.00 or greater, whichever comes first. If the date set for payment under this Note falls on a Saturday, Sunday, or holiday recognized by either the United States of America or the State of California, payment under this Note shall be due on the first subsequent business day.

        4.      SECURITY/RELEASE OF SECURITY.

                Maker shall pledge as security for the repayment of all sums payable under this Note 400,000 shares of STAAR common stock (the "Stock"). Maker shall execute a Stock Pledge Agreement of even date herewith evidencing Holder's security interest in the Stock. This is a nonrecourse Promissory Note with regard to the Principal Amount and interest due (other

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than as to the Stock), but any fees or costs incurred pursuant to Paragraph 9 of this Note shall constitute a recourse obligation for Maker.

        5.      PREPAYMENTS.

                Maker shall have the right to prepay any portion of the Principal Amount and interest due without prepayment penalty or premium or discount.

        6.      MANNER OF PAYMENTS/CREDITING OF PAYMENTS.

                Payments of any amount required hereunder shall be made in lawful money of the United States or in such other property as Holder, in its sole and absolute discretion, may accept, without deduction or offset, and shall be credited first against accrued but unpaid fees and costs, if any, thereafter against accrued but unpaid interest, if any, and thereafter against the unpaid balance of the Principal Amount.

        7.      INTEREST ON DELINQUENT PAYMENTS.

                Any payment under this Note not paid when due shall bear interest at the same rate and method as interest is charged on the Principal Amount from the due date until paid.

        8.      ACCELERATION UPON DEFAULT.

                At the option of Holder, all or any part of the indebtedness of Maker hereunder shall immediately become due and payable, irrespective of any agreed maturity date, upon the happening of any of the following events of default:

                (a) If Maker shall breach any condition or obligation imposed on Maker pursuant to the terms of this Note, the Settlement Agreement And General Release of even date, or the Stock Pledge Agreement of even date, provided however that if any such breach is reasonably susceptible of being cured, Maker shall be entitled to a grace period of fifteen (15) days following written notice of such event of default to cure;

                (b) If Maker shall make an assignment for the benefit of creditors;

                (c) If a custodian, trustee, receiver, or agent is appointed or takes possession of substantially all of the property of Maker;

                (d) If Maker shall be adjudicated bankrupt or insolvent or admit in writing Maker's inability to pay Maker's debts as they become due;

                (e) If any petition is filed against Maker under the Bankruptcy Code and either (A) the Bankruptcy Court orders relief against Maker, or (B) such petition is not dismissed by the Bankruptcy Court within thirty (30) days of the date of filing;

                (f) If any attachment, execution or other writ is levied on substantially all of the assets of Maker and remains in effect for more than five (5) days; or

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                (g)     If Maker shall apply for or consent to the appointment
        of a custodian, trustee, receiver, intervenor, liquidator or agent of Maker, or commence any proceeding related to Maker under any bankruptcy or reorganization statute, or under any arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect.

Maker shall notify Holder immediately if any event of default occurs. The existence of the pending chapter 11 bankruptcy case, In re Sally M. Pollet, no. ND01-13364RR before the United States Bankruptcy Court for the Central District of California, shall not be deemed an event of default for so long as Maker remains a debtor-in-possession, as per 11 U.S.C. Section 1107(a), in said case. Holder's remedies, in the event of any event of default which is not cured within the specified time period, are limited to those specified in paragraph 9 below and those specified in the Stock Pledge Agreement of even date between Maker and Holder.

        9.      COLLECTION COSTS AND ATTORNEYS' FEES.

                Maker agrees to pay Holder all costs and expenses, including reasonable attorneys' fees, paid or incurred by Holder in connection with the collection or enforcement of this Note or any instrument securing payment of this Note, including, without limitation, defending the priority of such instrument or conducting a trustee sale thereunder. In the event any litigation is initiated concerning the enforcement, interpretation or collection of this Note by the parties hereto, the prevailing party in any such proceeding shall be entitled to receive from the non-prevailing party all costs and expenses including, without limitation, reasonable attorneys' and other fees incurred by the prevailing party in connection with such action or proceeding.

        10.     NOTICE.

                Any notice to either party under this Note shall be given by personal delivery or by express mail, Federal Express, DHL or similar airborne/overnight delivery service, or by mailing such notice by first class or certified mail, return receipt requested, addressed to such party at the address set forth below, or to such other address as either party from time to time may designate by written notice. Notices delivered by overnight delivery service shall be deemed delivered the next business day following consignment to such delivery service. Mailed notices shall be deemed delivered and received in accordance with this provision three (3) days after deposit in the United States mail.

11.     USURY COMPLIANCE.

                All agreements between Maker and Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the consideration given with respect to this Note, the acceleration of maturity of the unpaid Principal Amount and interest thereon, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance, or detention of the indebtedness which is the subject of this Note exceed the highest lawful rate permissible under the applicable usury laws. If, under any circumstances whatsoever, fulfillment of any provision of this Note shall involve transcending the highest interest rate permitted by law which a court of competent jurisdiction deems applicable, then the obligations to be fulfilled

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shall be reduced to such maximum rate, and if, under any circumstances whatsoever, Holder shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the unpaid Principal Amount under this Note and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of the Principal Amount under this Note, such excess shall be refunded to Maker. This provision shall control every other provision of all agreements between Maker and Holder.

        12.     JURISDICTION: VENUE.

                This Note shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of California, excluding any law relating to the conflict of laws. Any action to enforce payment of this Note shall be filed and heard solely in Los Angeles County, California.

        13.     BUSINESS PURPOSE.

                This Note is entered into by Maker in connection with a business transaction and not for personal, family or household purposes.

                                             MAKER:

                                             /s/ Sally M. Pollet
                                             -------------------
                                             Sally M. Pollet

                                             MAKER'S ADDRESS:

                                             10934 Alto Court
                                             Oak View, California 93022

                                             HOLDER'S ADDRESS:

                                             STAAR SURGICAL COMPANY
                                             1911 Walker Avenue
                                             Monrovia, California 91016
                                             Attn.:   Chief Financial Officer

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